LIST OF FUNDS
Allianz Life Insurance Company of New York
S40876-01-NY
October 9, 2023
The list of available investment options may change. Any change in options will be submitted for informational purposes in a revised List of Funds.
Policy form to be used with: S40876-01-NY

Variable Options
AZL® Government Money Market Fund

Contract Schedule
Owner:	[John Doe]	Contract Number:	[687456]
[Joint Owner:	[Jane Doe]]	Issue Date:	[04/15/24]
Annuitant:	[John Doe]	Maximum Annuity Date:	[04/15/65]
Determining Life (Lives):	[John Doe]	Maximum Issue Age:	[85]
[Jane Doe]

Purchase Payments
Initial Purchase Payment: $[10,000.00]
Minimum Additional Purchase Payment: $[50.00]
Maximum Total Purchase Payments: $[10 million]

Contract Charges
Mortality and Expense Risk Charge: [1.25]% of the Variable Option’s net asset value Contract Maintenance Charge: $[50.00] each Contract Year
Contract Maintenance Charge Waiver Minimum: Contract Value must be $[100,000.00] to waive the Contract Maintenance
Charge

Withdrawals
Minimum Partial Withdrawal: $[100.00]
Minimum Required Value: $[2,000.00]
Free Withdrawal Amount: [10]% of total Purchase Payments

Withdrawal Charge Percentages Table

Number of Complete Years Since Receipt of Purchase
 Payment Charge
	0	8%
	1	7%
	2	6%
	3	5%
	4	3%
	5	1%
Annuity Payments	6 years or more	0%
Maximum Annuity Date: [Index Anniversary on or after the day the Annuitant attains age 100]
Minimum Annuity Payment: $[100.00]
Annuity Mortality Table: 2012 ALB Individual Annuity Reserve Table
Minimum Annual Annuity Payment Rate: 1.00%
Allowed Payees: [Financial institution, qualified plan, court-ordered individual, charitable trust]
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Guaranteed Purchase Rate Table
The tables below are examples of Guaranteed Purchase Rates for a representative set of ages in certain calendar years. Guaranteed Purchase Rates are based on the Annuity Mortality Table and Minimum Annual Annuity Payment Rate shown in the Annuity Payments section of the Contract Schedule. Guaranteed Purchase Rates will vary by Age on Annuity Date, Annuity Option, and the calendar year in which Annuity Payments begin.

The Guaranteed Purchase Rates shown below in Tables 2, 3, and 4 are only applicable if Annuity Payments begin for the designated Age on Annuity Date in the designated calendar year.

Guaranteed Purchase Rates change based on the calendar year in which annuitization occurs.

Upon request, we will furnish rates for ages and guaranteed periods not shown. Guaranteed Purchase Rates may change based on the calendar year in which annuitization occurs.

TABLE 1: GUARANTEED PERIOD Monthly installments per $1,000, payable for the guaranteed period
Guaranteed Monthly Period Installments
10 $8.75

TABLE 2: LIFE Monthly installments per $1,000 payable while the Annuitant is living
	Guaranteed Rates for 2025	Guaranteed Rates for 2035	Guaranteed Rates for 2045 Female Male Annuitant Annuitant 3.18 3.07 4.41 4.19 7.13 6.16
Age of Annuitant on Annuity Date	Male Annuitant Female Annuitant	Male Female Annuitant Annuitant
60	$3.35 3.20	3.26 3.13
70	4.71 4.41	4.55 4.30
80	7.73 7.04	7.41 6.82
LIFE WITH A GUARANTEED PERIOD - Male Annuitant Monthly installments per $1,000, payable for the guaranteed period and thereafter while the Annuitant is living
	Guaranteed Rates for 2025	Guaranteed Rates for 2035	Guaranteed Rates for 2045
Age of Annuitant on	Guaranteed Period	Guaranteed Period	Guaranteed Period
Annuity Date	5 years 10 years	5 years 10 years	5 years 10 years
60	$3.34 3.32	3.26 3.23	3.18 3.16
70	4.67 4.56	4.52 4.43	4.39 4.31
80	7.46 6.67	7.20 6.52	6.96 6.39
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LIFE WITH A GUARANTEED PERIOD - Female Annuitant Monthly installments per $1,000, payable for the guaranteed period and thereafter while the Annuitant is living
	Guaranteed Rates for 2025	Guaranteed Rates for 2035	Guaranteed Rates for 2045
Age of Annuitant on	Guaranteed Period	Guaranteed Period	Guaranteed Period
Annuity Date	5 years 10 years	5 years 10 years	5 years 10 years
60	$3.19 3.17	3.13 3.11	3.07 3.06
70	4.39 4.31	4.28 4.21	4.18 4.12
80	6.86 6.28	6.67 6.17	6.49 6.05

TABLE 3: JOINT AND SURVIVOR ANNUITY Monthly installments per $1,000, payable while either annuitant is living
	Guaranteed Rates for 2025	Guaranteed Rates for 2035	Guaranteed Rates for 2045
Age of Male Annuitant on Annuity Date	Age of Female Annuitant on Annuity Date 60 70 80	Age of Female Annuitant on Annuity Date 60 70 80	Age of Female Annuitant on Annuity Date 60 70 80
60	$2.81 3.12 3.27	2.77 3.05 3.19	2.73 3.00 3.12
70	3.05 3.75 4.34	2.99 3.67 4.23	2.94 3.60 4.12
80	3.15 4.19 5.72	3.09 4.09 5.56	3.03 4.01 5.42

TABLE 4: JOINT AND 2/3 SURVIVOR
Monthly installments per $1,000, payable while both Annuitants are living. After the death of one Annuitant, 2/3 of the original installment amount will continue while the surviving Annuitant is living.

	Guaranteed Rates for 2025	Guaranteed Rates for 2035	Guaranteed Rates for 2045
Age of Male Annuitant on Annuity Date	Age of Female Annuitant on Annuity Date 60 70 80	Age of Female Annuitant on Annuity Date 60 70 80	Age of Female Annuitant on Annuity Date 60 70 80
60	$3.10 3.55 4.02	3.04 3.46 3.91	2.98 3.39 3.82
70	3.51 4.25 5.13	3.43 4.14 4.97	3.36 4.04 4.83
80	3.95 5.04 6.72	3.86 4.90 6.50	3.77 4.77 6.30

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3B

Allocation Options Contract Schedule

Owner:	[John Doe]	Contract Number:	[687456]
[Joint Owner:	[Jane Doe]]	Issue Date:	[04/15/24]
Annuitant:	[John Doe]	Maximum Annuity Date:	[04/15/65]

Allocation Guidelines:
1. Allocations must be made in whole percentages.

Variable Account: [Allianz Life® of NY Variable Account C]

Variable Option: [AZL® Government Money Market Fund][*]

Index Options:
Index Account: [Separate Account IANY]

Index Availability Period:	[The period of time beginning on the Issue Date and ending on the day before the [sixth] Index Anniversary]

[Early Reallocation Cutoff: [14 days prior to an Index Anniversary]]
[Early Reallocation Maximum: [2 Business Days per Index Year]]

[*Not available as a destination for Early Reallocation]

This contract contains a provision allowing us to make an Index Option temporarily unavailable on the upcoming Term Start Date if, due to yield on investments or the availability or cost of hedging, we are unable to support the Minimum Cap or Trigger Rate on that Index Option. Please refer to the Availability Identifier to determine whether each option can be made temporarily unavailable at specified times.

•	[Group A] Index Options can never be made temporarily unavailable for allocation on the Index Effective Date or an Index Anniversary.
•	[Group B] Index Options can be made temporarily unavailable for allocation at any time on the Index Effective Date or an Index Anniversary.
•	[Group C] Index Options can be made temporarily unavailable for allocation on an Index Anniversary only after the Index Availability Period shown above.

All Index Options can be made temporarily unavailable for Early Reallocation at any time.

[Index Performance Strategy Index Options – 1-Year Term
Index	Buffer for all Terms	Minimum Cap for all Terms	Term	Availability Identifier
[S&P 500® Index	[10.00]%	[5.00]%	[1 Index Year]	[A]]
[Nasdaq-100® Index	[10.00]%	[5.00]%	[1 Index Year]	[A]]
[Russell 2000® Index	[10.00]%	[5.00]%	[1 Index Year]	[A]]
[EURO STOXX 50®	[10.00]%	[5.00]%	[1 Index Year]	[A]]
[S&P 500® Index	[20.00]%	[4.00]%	[1 Index Year]	[C]]
[Nasdaq-100® Index	[20.00]%	[4.00]%	[1 Index Year]	[C]]
[Russell 2000® Index	[20.00]%	[4.00]%	[1 Index Year]	[C]]

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[EURO STOXX 50®	[20.00]%	[4.00]%	[1 Index Year]	[C]]
[S&P 500® Index	[30.00]%	[3.00]%	[1 Index Year]	[C]]
[Nasdaq-100® Index	[30.00]%	[3.00]%	[1 Index Year]	[C]]
[Russell 2000® Index	[30.00]%	[3.00]%	[1 Index Year]	[C]]
[EURO STOXX 50®	[30.00]%	[3.00]%	[1 Index Year]	[C]]]

[Index Performance Strategy Index Options – [3-Year and 6-Year] Terms
Index	Buffer for all Terms	Minimum Cap for all Terms	Minimum Participation Rate for all Terms	Term	Availability Identifier
[S&P 500® Index	[10.00]%	[15.00]%	100.00%	[3 Index Years]	[A]]
[Nasdaq-100® Index	[10.00]%	[15.00]%	100.00%	[3 Index Years]	[A]]
[Russell 2000® Index	[10.00]%	[15.00]%	100.00%	[3 Index Years]	[A]]
[EURO STOXX 50®	[10.00]%	[15.00]%	100.00%	[3 Index Years]	[A]]
[S&P 500® Index	[20.00]%	[12.00]%	100.00%	[3 Index Years]	[C]]
[Nasdaq-100® Index	[20.00]%	[12.00]%	100.00%	[3 Index Years]	[C]]
[Russell 2000® Index	[20.00]%	[12.00]%	100.00%	[3 Index Years]	[C]]
[EURO STOXX 50®	[20.00]%	[12.00]%	100.00%	[3 Index Years]	[C]]
[S&P 500® Index	[30.00]%	[9.00]%	100.00%	[3 Index Years]	[C]]
[Nasdaq-100® Index	[30.00]%	[9.00]%	100.00%	[3 Index Years]	[C]]
[Russell 2000® Index	[30.00]%	[9.00]%	100.00%	[3 Index Years]	[C]]
[EURO STOXX 50®	[30.00]%	[9.00]%	100.00%	[3 Index Years]	[C]]
[S&P 500® Index	[10.00]%	[30.00]%	100.00%	[6 Index Years][*]	[A]]
[Nasdaq-100® Index	[10.00]%	[30.00]%	100.00%	[6 Index Years][*]	[A]]
[Russell 2000® Index	[10.00]%	[30.00]%	100.00%	[6 Index Years][*]	[A]]
[EURO STOXX 50®	[10.00]%	[30.00]%	100.00%	[6 Index Years][*]	[A]]
[S&P 500® Index	[20.00]%	[24.00]%	100.00%	[6 Index Years][*]	[C]]
[Nasdaq-100® Index	[20.00]%	[24.00]%	100.00%	[6 Index Years][*]	[C]]
[Russell 2000® Index	[20.00]%	[24.00]%	100.00%	[6 Index Years][*]	[C]]
[EURO STOXX 50®	[20.00]%	[24.00]%	100.00%	[6 Index Years][*]	[C]]
[S&P 500® Index	[30.00]%	[18.00]%	100.00%	[6 Index Years][*]	[C]]
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[Nasdaq-100® Index	[30.00]%	[18.00]%	100.00%	[6 Index Years][*]	[C]]
[Russell 2000® Index	[30.00]%	[18.00]%	100.00%	[6 Index Years][*]	[C]]
[EURO STOXX 50®	[30.00]%	[18.00]%	100.00%	[6 Index Years][*]	[C]]]
[*Not available as a destination for Early Reallocation]

[Index Precision Strategy Index Options
Index	Buffer for all Terms	Minimum Trigger Rate for all Terms	Term	Availability Identifier
[S&P 500® Index	[10.00]%	[5.00]%	[1 Index Year]	[C]]
[Nasdaq-100® Index	[10.00]%	[5.00]%	[1 Index Year]	[C]]
[Russell 2000® Index	[10.00]%	[5.00]%	[1 Index Year]	[C]]
[EURO STOXX 50®	[10.00]%	[5.00]%	[1 Index Year]	[C]]
[S&P 500® Index	[20.00]%	[4.00]%	[1 Index Year]	[C]]
[Nasdaq-100® Index	[20.00]%	[4.00]%	[1 Index Year]	[C]]
[Russell 2000® Index	[20.00]%	[4.00]%	[1 Index Year]	[C]]
[EURO STOXX 50®	[20.00]%	[4.00]%	[1 Index Year]	[C]]
[S&P 500® Index	[30.00]%	[3.00]%	[1 Index Year]	[C]]
[Nasdaq-100® Index	[30.00]%	[3.00]%	[1 Index Year]	[C]]
[Russell 2000® Index	[30.00]%	[3.00]%	[1 Index Year]	[C]]
[EURO STOXX 50®	[30.00]%	[3.00]%	[1 Index Year]	[C]]
[S&P 500® Index	[10.00]%	[15.00]%	[3 Index Years]	[C]]
[Nasdaq-100® Index	[10.00]%	[15.00]%	[3 Index Years]	[C]]
[Russell 2000® Index	[10.00]%	[15.00]%	[3 Index Years]	[C]]
[EURO STOXX 50®	[10.00]%	[15.00]%	[3 Index Years]	[C]]
[S&P 500® Index	[20.00]%	[12.00]%	[3 Index Years]	[C]]
[Nasdaq-100® Index	[20.00]%	[12.00]%	[3 Index Years]	[C]]
[Russell 2000® Index	[20.00]%	[12.00]%	[3 Index Years]	[C]]
[EURO STOXX 50®	[20.00]%	[12.00]%	[3 Index Years]	[C]]
[S&P 500® Index	[30.00]%	[9.00]%	[3 Index Years]	[C]]
[Nasdaq-100® Index	[30.00]%	[9.00]%	[3 Index Years]	[C]]
[Russell 2000® Index	[30.00]%	[9.00]%	[3 Index Years]	[C]]
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[EURO STOXX 50®	[30.00]%	[9.00]%	[3 Index Years]	[C]]
[S&P 500® Index	[10.00]%	[30.00]%	[6 Index Years][*]	[C]]
[Nasdaq-100® Index	[10.00]%	[30.00]%	[6 Index Years][*]	[C]]
[Russell 2000® Index	[10.00]%	[30.00]%	[6 Index Years][*]	[C]]
[EURO STOXX 50®	[10.00]%	[30.00]%	[6 Index Years][*]	[C]]
[S&P 500® Index	[20.00]%	[24.00]%	[6 Index Years][*]	[C]]
[Nasdaq-100® Index	[20.00]%	[24.00]%	[6 Index Years][*]	[C]]
[Russell 2000® Index	[20.00]%	[24.00]%	[6 Index Years][*]	[C]]
[EURO STOXX 50®	[20.00]%	[24.00]%	[6 Index Years][*]	[C]]
[S&P 500® Index	[30.00]%	[18.00]%	[6 Index Years][*]	[C]]
[Nasdaq-100® Index	[30.00]%	[18.00]%	[6 Index Years][*]	[C]]
[Russell 2000® Index	[30.00]%	[18.00]%	[6 Index Years][*]	[C]]
[EURO STOXX 50®	[30.00]%	[18.00]%	[6 Index Years][*]	[C]]]
[*Not available as a destination for Early Reallocation]

[Index Dual Precision Strategy Index Options
Index	Buffer for all Terms	Minimum Trigger Rate for all Terms	Term	Availability Identifier
[S&P 500® Index	[10.00]%	[5.00]%	[1 Index Year]	[B]]
[Nasdaq-100® Index	[10.00]%	[5.00]%	[1 Index Year]	[B]]
[Russell 2000® Index	[10.00]%	[5.00]%	[1 Index Year]	[B]]
[EURO STOXX 50®	[10.00]%	[5.00]%	[1 Index Year]	[B]]
[S&P 500® Index	[20.00]%	[5.00]%	[1 Index Year]	[B]]
[Nasdaq-100® Index	[20.00]%	[5.00]%	[1 Index Year]	[B]]
[Russell 2000® Index	[20.00]%	[5.00]%	[1 Index Year]	[B]]
[EURO STOXX 50®	[20.00]%	[5.00]%	[1 Index Year]	[B]]
[S&P 500® Index	[30.00]%	[5.00]%	[1 Index Year]	[B]]
[Nasdaq-100® Index	[30.00]%	[5.00]%	[1 Index Year]	[B]]
[Russell 2000® Index	[30.00]%	[5.00]%	[1 Index Year]	[B]]
[EURO STOXX 50®	[30.00]%	[5.00]%	[1 Index Year]	[B]]]
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The terms of the license agreements between us and [S&P Dow Jones Indices LLC, Russell Investments, NASDAQ OMX Group Inc. and STOXX Limited] of the Indices require us to state the following:

[The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.

The "S&P 500® Index" is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Allianz Life Insurance Company of North America ("Allianz"). S&P®, S&P 500®, US 500, and The 500 are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Allianz. Allianz products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500® Index.]

[The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.

NASDAQ®, and Nasdaq-100 Index®, are registered trademarks of Nasdaq, Inc. (which with its affiliates is referred to as the “Corporations”) and are licensed for use by Allianz Life Insurance Company of North America. The Product(s) have not been passed on by the Corporations as to their legality or suitability. The Product(s) are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE PRODUCT(S).]

[The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.

The Russell 2000® Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by Allianz Life Insurance Company of North America (“Allianz”). Allianz products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.]

[The EURO STOXX 50® provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland (“STOXX”), Deutsche Börse Group or their licensors, which is used under license. Allianz products are neither sponsored nor promoted, distributed or in any other manner supported by STOXX, Deutsche Börse Group or their licensors, research partners or data providers and STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, and exclude any liability (whether in negligence or otherwise) with respect thereto generally or specifically in relation to any errors, omissions or interruptions in the EURO STOXX 50 or its data.]
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